FINOVA

                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

CO-BORROWERS:    USA DETERGENTS, INC., a Delaware corporation ("USA")
                 BIG CLOUD POWDER CORPORATION, a Delaware corporation ("POWDER")
                 CHICAGO MANAGEMENT POWDER CORP., a Delaware corporation
                      ("MANAGEMENT")
                 CHICAGO CONTRACT POWDER CORPORATION, an Illinois corporation
                      ("CONTRACT")

ADDRESS:         1735 Jersey Avenue
                 North Brunswick, NJ 08902

DATE:            AS OF NOVEMBER 5, 1999

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("AMENDMENT" ), dated the date set forth above, is entered into by and between the Co-Borrowers named above (jointly and severally, individually and collectively, "BORROWER"), whose address is set forth above, and FINOVA Capital Corporation ("FINOVA"), in its capacity as contractual representative for itself and the other Lenders (as defined below), who has an office at 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071.

                                    RECITALS
                                    --------

     A. Borrower, FINOVA, as Agent, and the Lenders (as defined therein) are parties to that certain Amended and Restated Loan and Security Agreement dated FEBRUARY 25, 1999 (as amended hereby, together with the "Schedule" thereto, as defined therein, the "LOAN AGREEMENT");

     B. The Lenders and the Agent (with the consent of the Lenders), have agreed to enter into this Amendment on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Agent agree to the amendments with respect to the Loan Agreement and the other Loan Documents as set forth below. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

     1. AMENDMENTS TO LOAN AGREEMENT. As of the date hereof, the financial covenants set forth in Section 6.1.13 (page S-7 of the Schedule) and the Capital Expenditures negative covenant set forth in Section 6.2 (page S-10 of the Schedule), are hereby restated as follows:

a.   CURRENT RATIO.       Borrower shall maintain a ratio of Current Assets to
                          Current Liabilities of not less than the following:

                          Period Ending
                          (tested at each
                          calendar quarter end)               Current Ratio
                          --------------------                -------------
                          12/31/98                            1.0 to 1.0
                          03/31/99                            1.0 to 1.0
                          06/30/99                            1.0 to 1.0
                          09/30/99                            1.0 to 1.0
                          12/31/99                            1.0 to 1.0
                          DURING FISCAL YEAR 2000             1.0 to 1.0
                          DURING FISCAL YEAR 2001             1.1 to 1.0
                          DURING FISCAL YEAR 2002 and         1.1 to 1.0
                          thereafter

                          provided that for purposes of this calculation, Current Liabilities shall exclude: (i) Mandatory Term Loan C Payments, and (ii) Obligations under the Loans; but in each case shall include regularly scheduled current portions of long term Indebtedness for Borrowed Money. For purpose of this computation, that portion of obligations of Borrower under loans that are classified as a current liability for financial reporting purposes under GAAP (i.e., balloon portion of Term Loan A, Term Loan C, and the balance of the Revolving Credit Loans in the year such obligations become due), except for regularly scheduled payments, are to be excluded.

b.   DEBT TO NET WORTH.   Borrower shall maintain a ratio of Indebtedness for
                          Borrowed Money to Net Worth of not greater than the following for each period set forth below:

                          Period Ending
                          (tested at each
                          calendar quarter end)           Debt to Net Worth
                          --------------------            -----------------
                          12/31/98                        2.40 TO 1.0
                          03/31/99                        2.40 TO 1.0
                          06/30/99                        2.30 TO 1.0
                          09/30/99                        2.20 TO 1.0
                          12/31/99                        2.26 TO 1.0
                          03/31/00                        2.04 TO 1.0
                          06/30/00                        1.86 TO 1.0
                          09/30/00                        1.67 TO 1.0
                          12/31/00 and thereafter         1.60 TO 1.0

c.   NET WORTH.           Borrower shall maintain Net Worth of not less than the
                          following amounts for each period set forth below:

                          Period Ending
                          (tested at each
                          calendar quarter end)            Net Worth
                          --------------------             ---------
                          12/31/98                         $17,000,000.00

                          03/31/99                         $18,000,000.00

                          06/30/99                         $19,000,000.00

                          09/30/99                         $20,000,000.00

                          12/31/99                         $18,160,000,00

                          03/31/00                         $18,275,000.00

                          06/30/00                         $19,360,000.00

                          09/30/00                         $20,625,000.00

                          12/31/00                         $21,900,000.00

                          03/31/01                         $22,900,000.00

                          06/30/01                         $23,900,000.00

                          09/30/01                         $24,900,000.00

                          12/31/01, and thereafter         $25,900,000.00

d.   SENIOR DEBT SERVICE
     COVERAGE RATIO       As of the last day of each calendar quarter ended
                          MARCH 31, JUNE 30, SEPTEMBER 30 or DECEMBER 31, the ratio of Borrower's Operating Cash Flow/Actual to
                          Borrower's Senior Contractual Debt Service for the consecutive 12-month period ending as of such date must be at least the following:

                          Period Ending                  Senior Debt Service
                          (tested at each                -------------------
                          calendar quarter end)          Coverage Ratio
                          --------------------           --------------
                          12/31/98                       1.20 TO 1.0

                          03/31/99                       1.20 TO 1.0

                          06/30/99                       1.20 TO 1.0

                          09/30/99                       1.50 TO 1.0

                          12/31/99                       1.10 TO 1.0

                          03/31/00                       1.10 TO 1.0

                          06/30/00                       1.19 TO 1.0

                          09/30/00                       1.25 TO 1.0

                          12/31/00                       1.35 TO 1.0

                          03/31/00, and thereafter       1.50 TO 1.0


e.   NEGATIVE COVENANTS (SECTION 6.2):

CAPITAL EXPENDITURES:     Borrower shall not make or incur any Capital
--------------------      Expenditure if, after giving effect thereto, the
                          aggregate amount of all Capital Expenditures by Borrower (i) for the calendar quarter ended DECEMBER
                          31, 1999, would exceed $1,250,000, (ii) for the
                          calendar quarter ended MARCH 31, 2000, would exceed
                          $350,000, (iii) for the calendar quarter ended JUNE
                          30, 2000, would exceed $1,300,000, (iv) for the
                          calendar quarter ended SEPTEMBER 30, 2000, would exceed $2,350,000, (iv) for the calendar quarter ended
                          DECEMBER 31, 2000, would exceed $1,000,000, and (v) in any fiscal year thereafter, would exceed $2,000,000;
                          provided however, that such Capital Expenditure limit may be increased to $7,000,000 commencing with the 2001 fiscal year and each year thereafter, in each case, if Borrower demonstrates to Agent prior to making such increased capital expenditures that, according to the Compliance
                          Certificate and financial statements for the prior fiscal year end, Borrower would have been in compliance with the Senior Debt Service Coverage Ratio requirements set forth above for such prior fiscal year, after adjustment for the higher Capital
                          Expenditure amount.

         f. ADDITIONAL PROVISIONS. The following shall be added as a new subparagraphs 3(g), 3(h) and 3(i) to the "Additional Provisions" section of the Schedule (at the top of S-16):

     (g) Extension of 1999 Mandatory Term Loan C Prepayment. With respect to subparagraph 3(e) (Mandatory Tenn Loan C Prepayments) set forth above, Agent and the Lenders agree that, solely as a result of Borrower's failure to comply with the consolidated net income requirement for the 1999 fiscal year and the consolidated EBITDA requirement for the 1999 fiscal year (as set forth in subsection 3(d) above), Agent and the Lenders shall not cause the $2,000,000 of the Cash Collateral Amount to be applied as a mandatory prepayment to Term Loan C provided that Agent and the Lenders expressly reserve the right to so apply such Cash Collateral Amount at any time after the occurrence and during the continuance of an Event of Default.

     (h) 2000 Fiscal Year. If: (i) no Event of Default has occurred and is continuing under this Agreement and no Event of Default would result from the making of the 2000 101 Realty Payment (as hereinafter defined), (ii) according to Borrower's audited financial statements for the 2000 fiscal year, as certified by the Borrower's Chief Financial Officer, Borrower has: (x) a consolidated net income for the 2000 fiscal year, as determined in accordance with GAAP, of at least $4,000,000, and (y) a consolidated EBITDA, as determined in accordance with GAAP, of at least $8,690,000, and (iii) Borrower will have at least $2,000,000 of Excess Availability under the Revolving Credit Loans after giving effect to the 2000 101 Realty Payment (collectively, the "2000 101 REALTY PAYMENT REQUIREMENTS"), then Borrower may direct Agent in writing and Agent shall cause the remaining TWO MILLION DOLLARS ($2,000,000) of the Cash Collateral Amount to be paid to 101 Realty as a final principal prepayment in respect of Borrower's mortgage indebtedness to 101 Realty (collectively, the "2000 101 REALTY PAYMENT"). Borrower shall have up to THIRTY (30) days after the date of delivery to Agent of its certified annual audited financial statements and Compliance Certificate required pursuant to this Agreement (the "2000 DELIVERY DATE") to provide written notice to Agent stating that Borrower is in compliance with the foregoing 2000 101 Realty Payment Requirements and directing Agent to cause the 2000 101 Realty Payment to be paid to 101 Realty.

     (i) 2000 Mandatory Term Loan C Prepayments. In the event that Borrower is unable to comply with the foregoing requirements for a 2000 101 Realty Payment within such thirty (30) day period following the 2000 Delivery Date or if Borrower does not deliver its certified audited financial statements to Agent within the time period required in Section 9.1(b) of this Agreement, then, upon written notification to Borrower at any time thereafter, Agent shall, if so directed by the Required Lenders, cause to be paid to the Lenders the remaining TWO MILLION DOLLAR ($2,000,000) of the Cash Collateral Amount as a mandatory prepayment, to be applied in the inverse order of maturity, to the Obligations outstanding under Term Loan C.

         g. LOAN DOCUMENTS. As of the date of this Amendment, the term "Loan Documents" as defined in Section 1.1 of the Loan Agreement shall include (in addition to the Loan Documents described in the Loan Agreement) this Amendment and any other agreements, instruments or other documents executed in connection herewith.

     2. LIMITED WAIVER. Agent and each of the Lenders hereby waives, effective as of the date of this Amendment, the failure of Borrower to comply with the following covenants for the calendar quarter ending September 30, 1999: (i) Net Worth (Section 6.1.13), and (ii) Senior Debt Service Coverage Ratio (Section 6.1.13). This Waiver is expressly limited to the quarterly period ended September 30, 1999 and shall not affect any breach of these covenants for any other period.

     3. TIME OF ESSENCE. Time is of the essence with respect to each and every provision of this Amendment.

     4. SEVERABILITY. Wherever possible, each provision of this Amendment, the Loan Agreement, the Agency Agreement and related documents shall be interpreted in such a manner so as to be effective and valid under applicable law, but if any provision of any such document is held to be prohibited by or invalid under applicable law, such provision or provisions shall be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of such document.

     5. SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Amendment by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed.

     6. EXPENSES. Borrower shall pay all of Agent's fees and expenses (including, without limitation, fees and expenses and attorneys' fees and expenses) incurred in connection with this Amendment and the transactions and Loan Documents contemplated hereby.

     7. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective (the "EFFECTIVE DATE") unless and until:

         a. Amendment. This Amendment shall have been duly executed by the Borrower, the Lenders and the Agent (with six (6) original counterpart signature pages);

         b. Fee. Borrower shall have paid to Agent, for the pro rata benefit of the Lenders, an Amendment Fee in respect of this Amendment in the amount of $100,000, which shall be fully earned as of the date hereof and shall be non-refundable.

     8. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. Borrower hereby jointly and severally represents and warrants as of the Effective Date as follows:

         a. The execution and delivery of this Amendment and the performance by Borrower of its obligations hereunder are within the Borrower's powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the Articles of Incorporation or By-laws of Borrower;

         b. The Loan Agreement (as amended by this Amendment) and the other Loan Documents constitute legal, valid and binding obligations of Borrower enforceable in accordance with their terms by Agent and the other Lenders against Borrower, and Borrower expressly reaffirms its Obligations under the Loan Agreement (as amended by this Amendment) and each of the other Loan Documents. Borrower further expressly acknowledges and agrees that Agent, for the ratable benefit of the Lenders has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral to the extent set forth in the Loan Agreement. Borrower agrees that it shall not dispute the validity or enforceability of the Loan Agreement (as stated before and after this Amendment) or any of the other Loan Documents or any of its respective Obligations thereunder, or the validity, priority, enforceability or extent of Agent's security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

         c. No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment or the Loan Documents contemplated hereby;

         d. The execution, delivery and performance of this Amendment and the Loan Documents contemplated hereby does not and will not violate any law, governmental regulation, judgment, order or decree applicable to Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which Borrower is a party or is subject or by which Borrower or any of its real or personal property may be bound, except as contemplated hereby;

         e. No Event of Default or events which, with the passage of time or notice would constitute an Event of Default, exists under the Loan Agreement or the other Loan Documents; and

         f. Upon the Effective Date of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and the other Loan Documents to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date of this Amendment.

     9. REFERENCE TO THE EFFECT ON THE LOAN AGREEMENT.

         a. References. Upon the Effective Date of this Amendment each reference in the Loan Agreement to "this Loan Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby.

         b. Ratification. Except as specifically modified above, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

         c. No Waiver. Agent's and/or the Lenders' failure, at any time or times heretofore or hereafter, to require strict performance by Borrower of any provision or term of the Loan Agreement, this Amendment or the other Loan Documents shall not waive, affect or diminish any right of Agent and/or the Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent and/or the Lenders of a breach of this Amendment or any Event of Default under the Loan Agreement shall not suspend, waive or affect any other breach of this Amendment or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Amendment, the Loan Agreement or in any of the other Loan Documents, and no breach of this Amendment, or Event of Default under the Loan Agreement shall be deemed to have been suspended or waived by Agent and/or the Lenders unless such suspension or waiver is (a) in writing and signed by Agent and the Lenders, and (b) delivered to Borrower. In no event shall Agent's and the Lenders' execution and delivery of this Amendment establish a course of dealing among Agent, the Lenders, the Borrower or any other Loan Party or obligor or in any other way obligate Agent and the Lenders to hereafter provide any amendments or waivers with respect to the Loan Agreement or any other Loan Documents.

     10. MISCELLANEOUS. Section 9 of the Loan Agreement is incorporated herein as if repeated herein, including, without limitation, the waivers contained in
Section 9.25 (GOVERNING LAW; WAIVERS) and Section 9.26 thereof (MUTUAL WAIVER OF RIGHT TO JURY TRIAL).

     11. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                                        [SIGNATURE PAGE FOLLOWS]

                SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT

BORROWER:                       USA DETERGENTS, INC., a Delaware corporation
                                BIG CLOUD POWDER CORPORATION, a Delaware
                                     corporation;

                                CHICAGO MANAGEMENT POWDER CORP., a Delaware
                                     corporation

                                CHICAGO CONTRACT POWDER CORPORATION, an
                                     Illinois corporation

                                By: /s/ Uri Evan
                                   ---------------------------------------------
                                    Uri Evan, President and Chief Executive
                                    Officer of, and intending to legally bind,
                                    each of the above corporations.

                                [Notary certification for Borrower attached]

STATE OF NEW JERSEY        )
                           )   SS
COUNTY OF MONMOUTH         )

     The foregoing Amendment No. 1 to Loan and Security Agreement and Agency Agreement was executed and acknowledged before me this __ day of November, 1999, by Uri Evan, personally known to me to be the President and Chief Executive Officer of USA Detergents, Inc., a Delaware corporation, Big Cloud Powder Corporation, a Delaware corporation, Chicago Management Powder Corp., a Delaware corporation, and Chicago Contract Powder Corporation, an Illinois corporation, on behalf of each such corporation.



                                                 SUSAN BECKERMAN
                                                 NOTARY PUBLIC OF NEW JERSEY
                                                 COMMISSION EXPIRES 4/14/2004

     (SEAL)

                                Notary Public /s/ Susan Beckerman
                                             ---------------------------------

                                My commission expires 4/14/2004
                                                     -------------------------

                SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT

AGENT:

                               FINOVA CAPITAL CORPORATION, a Delaware
                                    corporation

                               By /s/ Ilene M. Gerber
                                 ----------------------------------
                                     Vice President

LENDER:

                               FINOVA CAPITAL CORPORATION, a Delaware
                                    corporation

                               By /s/ Ilene M. Gerber
                                 ----------------------------------
                                     Vice President

                               Notice Address:  1000 First Avenue--1st Floor
                                                King of Prussia, PA 19406
                                                Attn: Mr. Francis Monzo
                                                Tel. No.: (610) 491-8462
                                                Fax No.: (610) 491-8476

                               with a copy to:  FINOVA Capital Corporation
                                                Attn: Group Counsel - Corporate
                                                           Finance
                                                1850 North Central Avenue
                                                Mail Station 1141
                                                Phoenix, Arizona 85002-2209
                                                Fax No.: (602) 262-1553

                  SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED
                    AND RESTATED LOAN AND SECURITY AGREEMENT

LENDER:                         First Source Financial LLP
                                By: First Source Financial, Inc.
                                Its: Agent/Manager

                                By /s/ John P. Thacker
                                  --------------------------------------------
                                Its:  Senior Vice President
                                    ------------------------------------------

                                Notice Address: 2850 West Golf Road, 5th Floor
                                                Rolling Meadows, IL 60008
                                                Attn:
                                                Tel. No.: (847) 734-2056
                                                Fax No.: (847) 734-7912

                                with a copy to: Edward Szarkowicz, Esq.
                                                Senior Counsel
                                                First Source Financial LLP
                                                2850 W. Golf Road, 5th Floor
                                                Rolling Meadows, IL 60008

                SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT

LENDER:                          LaSalle Business Credit, Inc.

                                 By /s/ Daniel Maresca
                                   --------------------------------------
                                    First Vice President

                                 Notice Address: Mr. Daniel Maresca
                                                 LaSalle Business Credit, Inc.
                                                 477 Madison Avenue, 25th Floor
                                                 New York, New York 10022
                                                 Tel: (212) 832-6650
                                                 Fax: (212) 371-2966